March 2022

Preliminary Pricing Supplement filed pursuant to Rule 424(b)(2) dated March 9, 2022/ Registration Statement No. 333-253421

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. March 9, 2022. GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Principal at Risk Securities

The Dual Directional Buffered Participation SecuritiesSM (the “securities”) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities on the stated maturity date (expected to be July 6, 2023) is based on the performance of the Nasdaq-100 Index® as measured from the pricing date (expected to be March 31, 2022) to and including the valuation date (expected to be June 30, 2023).

If the final index value (the index closing value on the valuation date) is greater than the initial index value (set on the pricing date), the return on your securities will be positive and equal to the index percent change (the percentage change in the final index value from the initial index value), subject to the maximum upside payment at maturity of at least $11.365 (set on the pricing date) per security. If the final index value is equal to or less than the initial index value but has not decreased by more than the buffer amount of 10.00% of the initial index value, you will receive the principal amount of your securities plus a return reflecting the absolute value of the index percentage change (e.g., if the index percentage change is -5%, your return will be +5%). However, if the final index value has decreased from the initial index value by more than the buffer amount, you will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount.

At maturity, for each $10 principal amount of your securities, you will receive an amount in cash equal to:

•	if the final index value is greater than the initial index value, the sum of (i) $10 plus (ii) the product of (a) $10 times (b) the index percent change, subject to the maximum upside payment;
•

if the final index value is equal to or less than the initial index value, but  has decreased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, the sum of (i) $10 plus (ii) the product of $10 times the absolute value of the index percent change; or

•

if the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10.00%, $1.00 plus the product of (i) $10 times (ii) the quotient of (a) the final index value divided by (b) the initial index value.

The securities are for investors who seek the potential to participate in any positive return of the index, subject to the maximum upside payment at maturity, seek a positive return for moderate decreases in the underlying index, are willing to forgo interest payments and are willing to risk losing up to 90.00% of their investment if the final index value has declined from the initial index value by more than the buffer amount.

SUMMARY TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying index:	Nasdaq-100 Index® (Bloomberg symbol, “NDX Index”)
Pricing date:	March , 2022 (expected to price on or about March 31, 2022)
Original issue date:	April , 2022 (expected to be April 5, 2022)
Valuation date:	expected to be June 30, 2023, subject to postponement
Stated maturity date:	expected to be July 6, 2023, subject to postponement
Stated principal amount/Original issue price:	$10 per security / 100% of the principal amount
Estimated value range:	$9.00 to $9.30 per security. See page PS-2 for more information.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-11. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	April , 2022	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.25% ($ in total)*	Net proceeds to the issuer:	97.75% ($ in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $0.225 for each security it sells. It has informed us that it intends to internally allocate $0.05 of the selling concession for each security as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ADDITIONAL SUMMARY TERMS
Payment at maturity:

If the final index value is greater than the initial index value,

$10 + the upside payment, subject to the maximum upside payment at maturity

In no event will the upside payment at maturity exceed the maximum upside payment at maturity.

If the final index value is equal to or less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount,

$10 + ($10 × the absolute index return)

If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount, (i) $1.00 plus (ii) the product of $10 × the index performance factor

This amount will be less than the stated principal amount of $10. The securities will not pay less than $1.00 per security at maturity.

Upside payment:	$10 × index percent change
Maximum upside payment at maturity (set on the pricing date):	at least $11.365 per security (at least 113.65% of the stated principal amount)
Minimum payment at maturity:	$1.00 per security (10.00% of the stated principal amount)
Index percent change:	(final index value - initial index value) / initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the valuation date
Buffer amount:	10.00%
Index performance factor:	final index value / initial index value
CUSIP / ISIN:	36262Y870 / US36262Y8701
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $10 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $      per $10 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through                , as described below). On and after             , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $        initial additional amount:

•	$ will decline to zero on a straight-line basis from the time of pricing through ; and
•	$ will decline to zero on a straight-line basis from through .

March 2022

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●General terms supplement no. 2,913 dated June 17, 2021

●Underlier supplement no. 26 dated January 26, 2022

●Prospectus supplement dated March 22, 2021

●Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 26 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 22, 2021, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated March 22, 2021, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 26” mean the accompanying underlier supplement no. 26 dated January 26, 2022 and references to the “accompanying general terms supplement no. 2,913” mean the accompanying general terms supplement no. 2,913, dated June 17, 2021, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Dual Directional Buffered Participation Securities

The Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023 (the “securities”) can be used:

•

As an alternative to direct exposure to the underlying index that offers unleveraged participation in a limited range of positive performance of the underlying index, subject to the maximum upside payment at maturity

•	To obtain a positive return for a limited range of negative performance of the underlying index
•

To gain 1-to-1 exposure to the underlying index with respect to moderate increases or outperform the underlying index with respect to moderate decreases in the underlying index from the initial index value to the final index value

However, you will not receive dividends on the stocks comprising the underlying index (the “underlying index stocks”) or any interest payments on your securities.

If the final index value is less than the initial index value by more than the buffer amount, the securities are exposed on a 1-to-1 basis to the negative performance of the underlying index beyond the buffer amount, subject to the minimum payment at maturity of $1.00 per security.

Maturity:	Approximately 15 months
Payment at maturity:

•If the final index value is greater than the initial index value, $10 + the upside payment, subject to the maximum upside payment at maturity. In no event will the upside payment exceed the maximum upside payment at maturity.

•If the final index value is equal to or less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, $10 + ($10 x the absolute index return).

•If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount, (i) $1.00 plus (ii) the product of $10 × the index performance factor. This amount will be less than the stated principal amount of $10. The securities will not pay less than $1.00 per security at maturity.

Buffer amount:	10.00%

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Maximum upside payment at maturity (set on the pricing date):	at least $11.365 per security (at least 113.65% of the stated principal amount)
Minimum payment at maturity:	$1.00 per security (10.00% of the stated principal amount)
Interest:	None
Redemption:	None. The securities will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The securities offer 1-to-1 exposure to a limited range of positive performance of the Nasdaq-100 Index® and 1-to-1 exposure to the absolute index return for a limited range of negative performance of the Nasdaq -100® Index.  In exchange for 1-to-1 participation in a  limited range of the positive performance of the underlying index and 1-to-1 exposure to the absolute index return for a limited range of negative performance of the underlying index, investors forgo interest and any participation in positive performance above the maximum upside payment at maturity of at least $11.365 per security. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus the upside payment, subject to the maximum upside payment at maturity of at least $11.365 per security. If the underlying index has not appreciated in value or has depreciated in value, but the final index value has not declined from the initial index value by more than the buffer amount of 10.00%, investors will receive the stated principal amount of their investment plus a return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 10.00% return.  However, if the underlying index has depreciated in value by more than the buffer amount of 10.00%, investors will lose 1.00% for every 1.00% decline in the index value beyond the buffer amount from the pricing date to the valuation date of the securities, subject to the minimum payment at maturity. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors will not receive dividends on the underlying index stocks or any interest payments on the securities and investors may lose up to 90.00% of their initial investment in the securities. All payments on the securities are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Upside Scenario if the Underlying Index Appreciates

The underlying index increases in value. In this case, you receive a full return of principal as well as 1-to-1 exposure to the increase in the value of the underlying index, subject to the maximum upside payment at maturity of at least $11.365 per security (at least 113.65% of the stated principal amount). For example, if the final index value is 5.00% greater than the initial index value, the securities will provide a total return of 5.00% at maturity.

Absolute Return Scenario

The final index value is equal to the initial index value or is less than the initial index value but has not declined by more than the buffer amount of 10.00%. In this case, you receive a 1% positive return on the securities for each 1% negative return of the underlying index. For example, if the final index value is 9.00% less than the initial index value, the securities will provide a total positive return of 9.00% at maturity. The maximum return you may receive in this scenario is a positive 10.00% return at maturity. In this case, you receive at least the stated principal amount of $10 at maturity even if the underlying index has depreciated by up to 10.00%.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Downside Scenario

The underlying index declines in value by more than the buffer amount of 10.00%. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the underlying index to the valuation date of the securities, plus the buffer amount of 10.00%. For example, if the final index value is 30.00% less than the initial index value, the securities will provide at maturity a loss of 20.00% of principal. In this case, you receive $8.00 per security, or 80.00% of the stated principal amount. The minimum payment at maturity on the securities is equal to $1.00 per security.

 How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$10 per security
Buffer amount:	10.00%
Maximum upside payment at maturity:	$11.365 per security (113.65% of the stated principal amount)
Minimum payment at maturity:	$1.00 per security (10.00% of the stated principal amount)

Securities Payoff Diagram

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

How it works

▪

Upside Scenario. If the final index value is greater than the initial index value, the investor would receive the $10 stated principal amount plus 100.00% of the appreciation of the underlying index from the pricing date to the valuation date of the securities, subject to the maximum upside payment at maturity. Under the terms of the securities, the investor will realize the maximum upside payment at maturity at a final index value of 113.65% of the initial index value.

▪ If the underlying index appreciates 5.00%, the investor would receive a 5.00% return, or $10.50 per security.

▪ If the underlying index appreciates 50.00%, the investor would receive only the maximum upside payment at maturity of $11.365 per security, or 113.65% of the stated principal amount.

▪

Absolute Return Scenario. If the final index value is less than the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10.00%, the investor would receive a 1% positive return on the securities for each 1% negative return on the underlying index.

▪ If the underlying index depreciates 5.00%, investors will receive a 5.00% return, or $10.50 per security.
▪

Downside Scenario. If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value, plus the buffer amount of 10.00%.  The minimum payment at maturity is $1.00 per security.

▪ If the underlying index depreciates 30.00%, the investor would lose 20.00% of the investor’s principal and receive only $8.00 per security at maturity, or 80.00% of the stated principal amount.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical index closing values on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final index values that are entirely hypothetical; the index closing value on any day throughout the life of the securities, including the final index value on the valuation date, cannot be predicted. The underlying index has been highly volatile in the past — meaning that the index closing value has changed considerably in relatively short periods — and its performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying index and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$10
Buffer amount	10.00%
Maximum upside payment at maturity	$11.365 per security
Neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date
No change in or affecting any of the underlying index stocks or the method by which the underlying index publisher calculates the underlying index
Securities purchased on original issue date at the stated principal amount and held to the stated maturity date

Moreover, we have not yet set the initial index value that will serve as the baseline for determining the amount that we will pay on your securities at maturity. We will not do so until the pricing date. As a result, the actual initial index value may differ substantially from the index closing value prior to the pricing date.

For these reasons, the actual performance of the underlying index over the life of your securities, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying index during recent periods, see “The Underlying Index — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

The values in the left column of the table below represent hypothetical final index values and are expressed as percentages of the initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $10 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value and the assumptions noted above.

Hypothetical Final Index Value (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	113.650%
125.000%	113.650%
120.000%	113.650%
113.650%	113.650%
110.000%	110.000%
106.000%	106.000%
100.000%	100.000%
95.000%	105.000%
91.000%	109.000%
90.000%	110.000%
89.999%	99.999%
70.000%	80.000%
50.000%	60.000%
30.000%	40.000%
25.000%	35.000%
0.000%	10.000%

If, for example, the final index value were determined to be 25.000% of the initial index value, the payment at maturity that we would deliver on your securities would be 35.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 65.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value were determined to be zero, you would lose 90.000% of your investment in the securities. If the final index value level were determined to be 95.000% of the initial index value, the absolute index return would be 5.000% and the payment at maturity that we would deliver on your securities would be 105.000% of the stated principal amount of your securities, as shown in the table above. In addition, if the final index value were determined to be 150.000% of the initial index value, the payment at maturity that we would deliver on your securities would be limited to the maximum upside payment at maturity, or 113.650% of each $10 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value over 113.650% of the initial index value.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments at maturity on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the securities do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

We cannot predict the actual final index value or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing value and the market value of your securities at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered securities will depend on the actual initial index value, and maximum upside payment at maturity, which we will set on the pricing date, and the actual final index value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your securities on the stated maturity date may be very different from the information reflected in the examples above.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 26 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 2,913. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 26 and the accompanying general terms supplement no. 2,913. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying index to which your securities are linked. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Securities Do Not Bear Interest

You will not receive any interest payments on your securities. As a result, even if the payment at maturity payable for your securities on the stated maturity date exceeds the stated principal amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose a Substantial Portion of Your Investment in the Securities

You can lose a substantial portion of your investment in the securities. The cash payment on your securities on the stated maturity date will be based on the performance of the Nasdaq-100 Index® as measured from the initial index value set on the pricing date to the index closing value on the valuation date. If the final index value has declined from the initial index value by more than the buffer amount of 10.00%, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value beyond the buffer amount, subject to the minimum payment amount at maturity of $1.00. Thus, you may lose a substantial portion of your investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performance of the underlying index, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Securities Will Be Limited

Your ability to participate in any positive change in the value of the underlying index over the life of your securities will be limited because of the maximum upside payment at maturity of at least $11.365 per security (at least 113.65% of the stated principal amount). The maximum upside payment at maturity will limit the payment at maturity you may receive for each of your securities, no matter how much the value of the underlying index may rise over the life of your securities. Because the payment at maturity due to an increase in the underlying index will be limited to at least 113.65% of the stated principal amount per security, any increase in the final index value over the initial index value by more than at least 13.65% of the initial index value will not further increase the return on the securities. Accordingly, the amount payable for each of your

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securities may be significantly less than it would have been had you invested directly in the underlying index. In addition, if the final index value is less than the initial index value but greater than or equal to the buffer amount, the payment at maturity for each security will be equal to the stated principal amount plus the product of the stated principal amount times the absolute index return. You will benefit from the absolute index return only if the final index value is less than the initial index value but greater than or equal to the buffer amount.  Therefore, if the index percent change is negative, the amount you may receive at maturity will not exceed $11.00 for each security.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

The underlying index publisher calculates the value of the underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those underlying index stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those underlying index stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “— Investing in the Securities is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market

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making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Amount Payable on Your Securities Is Not Linked to the Value of the Underlying Index at Any Time Other than the Valuation Date

The final index value will be based on the index closing value on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the index closing value dropped precipitously on the valuation date, the payment at maturity for your securities may be significantly less than it would have been had the payment at maturity been linked to the index closing value prior to such drop in the value of the underlying index. Although the actual value of the underlying index on the stated maturity date or at other times during the life of your securities may be higher than the final index value, you will not benefit from the index closing value at any time other than on the valuation date.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•	the value of the underlying index;
•	the volatility – i.e., the frequency and magnitude of changes – in the index closing value of the underlying index;
•	the dividend rates of the underlying index stocks;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing value of the underlying index;

•	interest rates and yield rates in the market;
•	the time remaining until your securities mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities or the amount you may receive at maturity.

You cannot predict the future performance of the underlying index based on its historical performance. The actual performance of the underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities

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develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Value of the Underlying Index Changes, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performance of the underlying index. Changes in the value of the underlying index may not result in a comparable change in the market value of your securities. Even if the value of the underlying index increases above the initial index value during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Investing in the Securities is Not Equivalent to Investing in the Underlying Index; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying index and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as holders of the securities. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs has hedged or expects to hedge our obligations under the securities by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying index or the underlying index stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying index or the underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions

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relating to other index-linked securities whose returns are linked to changes in the value of the underlying index or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying index — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying index or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

Additional Risks Related to the Underlying Index

The Policies of the Underlying Index Publisher and Changes That Affect the Underlying Index or the Underlying Index Stocks Comprising the Underlying Index Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of the underlying index publisher concerning the calculation of the value of the underlying index, additions, deletions or substitutions of underlying index stocks comprising the underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment at maturity and the market value of your securities before the stated maturity date. The payment at maturity and the market value of your securities could also be affected if the underlying index publisher changes these policies, for example, by changing the

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manner in which it calculates the underlying index value or if the underlying index publisher discontinues or suspends calculation or publication of the value of the underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing value of the underlying index on any such date — and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlying index value on any index business day or the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “— Role of Calculation Agent” on page S-26 of the accompanying general terms supplement no. 2,913.

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Underlying Index, Which May Have an Adverse Effect on the Level of the Underlying Index and on Your Securities

Pursuant to the underlying index methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure underlying index integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the underlying index. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the underlying index and therefore your securities. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked to an underlying index that is comprised, in part, of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government

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regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlying index, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the securities. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences– United States Holders – Possible Changes in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating your securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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The Underlying Index

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers - Nasdaq-100 Index®” on page S-59 of the accompanying underlier supplement no. 26.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

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Historical Index Closing Values

The index closing value has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying index has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value during any period shown below is not an indication that the underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values as an indication of the future performance of the underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying index or the underlying index stocks will result in your receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose some or a significant portion of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying index. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying index between the date of this pricing supplement and the date of your purchase of the securities and, given the recent volatility described above, you should pay particular attention to the recent values of the underlying index. The actual performance of the underlying index over the life of the securities, as well as the payment at maturity, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of the Nasdaq-100 Index® for each of the four calendar quarters in 2017, 2018, 2019, 2020 and 2021 and the first calendar quarter of 2022 (through March 7, 2022). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Index Closing Values of the Underlying Index

	High	Low	Period End
2017
Quarter ended March 31	5,439.74	4,911.33	5,436.23
Quarter ended June 30	5,885.30	5,353.59	5,646.92
Quarter ended September 30	6,004.38	5,596.96	5,979.30
Quarter ended December 31	6,513.27	5,981.92	6,396.42
2018
Quarter ended March 31	7,131.12	6,306.10	6,581.13
Quarter ended June 30	7,280.71	6,390.84	7,040.80
Quarter ended September 30	7,660.18	7,014.55	7,627.65
Quarter ended December 31	7,645.45	5,899.35	6,329.96
2019
Quarter ended March 31	7,493.27	6,147.13	7,378.77
Quarter ended June 30	7,845.73	6,978.02	7,671.08
Quarter ended September 30	8,016.95	7,415.69	7,749.45
Quarter ended December 31	8,778.31	7,550.79	8,733.07
2020
Quarter ended March 31	9,718.73	6,994.29	7,813.50
Quarter ended June 30	10,209.82	7,486.29	10,156.85
Quarter ended September 30	12,420.54	10,279.25	11,418.06
Quarter ended December 31	12,888.28	11,052.95	12,888.28
2021
Quarter ended March 31	13,807.70	12,299.08	13,091.44
Quarter ended June 30	14,572.75	13,001.63	14,554.80
Quarter ended September 30,	15,675.76	14,549.09	14,689.62
Quarter ended December 31	16,573.34	14,472.12	16,320.08
2022
Quarter ending March 31 (through March 7, 2022)	16,501.77	13,319.38	13,319.38

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

The graph below shows the daily historical index closing values from January 1, 2017 through March 7, 2022. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Nasdaq-100 Index®

17500
15000
12500
10000
7500
5000
2500
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.  In addition, it is the opinion of Sidley Austin LLP that the characterization of each security for U.S. federal income tax purposes that will be required under the terms of each security, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a tax exempt organization;
•	a partnership;
•	a person that owns a security as a hedge or that is hedged against interest rate risks;
•	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlying index. Except as otherwise stated below, the discussion herein assumes that your securities will be so treated.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

more than one year, the gain or loss generally will be long-term capital gain or loss.  If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss.  Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a security at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity or upon redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each security for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a security issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat each security as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each security for U.S. federal income tax purposes are possible. Should an alternative characterization of each security by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a security should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to your

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying index during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-14 of the accompanying general terms supplement no. 2,913. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 2,913.

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	Nasdaq, Inc.
Denominations:	$10 and integral multiples of $10 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-15 of the accompanying general terms supplement no. 2,913
Postponement of valuation date:	As described under “Supplemental Terms of the Notes — Determination date” on page S-15 of the accompanying general terms supplement no. 2,913
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-36 of the accompanying general terms supplement no. 2,913
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-35 of the accompanying general terms supplement no. 2,913
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-35 of the accompanying general terms supplement no. 2,913
FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-41 of the accompanying general terms supplement no. 2,913
ERISA:	As described under “Employee Retirement Income Security Act” on page S‑48 of the accompanying general terms supplement no. 2,913

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement no. 2,913 and “Plan of Distribution — Conflicts of Interest” on page 129 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $         .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $0.225, or 2.25% of the principal amount, for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $0.05 of the selling concession, or 0.50% of the principal amount, for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on April    , 2022. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

March 2022

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Dual Directional Buffered Participation SecuritiesSM

Principal at Risk Securities

About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

●General terms supplement no. 2,913 dated June 17, 2021

●Underlier supplement no. 26 dated January 26, 2021

●Prospectus supplement dated March 22, 2021

●Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 26 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

March 2022

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 26, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 26, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 26, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Dual Directional Buffered Participation Securities Based on the Value of the Nasdaq-100 Index® due July 6, 2023

Principal at Risk Securities

Goldman Sachs & Co. LLC